Exhibit 10.1

FIRST CAPITAL BANK

2000 STOCK OPTION PLAN

Effective May 24, 2000

FIRST CAPITAL BANK

STOCK OPTION PLAN

ARTICLE I

DEFINITIONS

1.01. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.02. Board means the Board of Directors of the Company.

1.03. Code means the Internal Revenue Code of 1986, as amended and as in effect from time to time.

1.04. Committee means the Stock Option Committee of the Board and, in the absence of three members on such committee, the Board.

1.05. Common Stock means the common stock of the Company, par value $4.00 per share.

1.06. Company means First Capital Bank, a Virginia banking corporation.

1.07. Consultant means a person or entity rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.

1.08. Director means a member of the Board.

1.09. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.10. Fair Market Value means, on any given date, the current fair market value of a share of Common Stock as determined pursuant to subsection (a) or (b) below.

(a) While the Company is a Non-Public Company, Fair Market Value shall be determined by the Board using any reasonable method in good faith.

(b) While the Company is a Public Company, Fair Market Value shall be determined as follows: if Common Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which Common Stock is traded or, if applicable, the reported “closing” price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If Common Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on that stock exchange or exchanges. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale. For purposes of this definition, the term “Public Company” means an entity that has sold securities pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended and the term “Non-Public Company” means an entity that has never sold securities pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended.

1.11. Non-Director Organizer means a person who is not a Director or an employee of the Company, but who provided services and assistance in connection with the organization of the Company.

1.12. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.13. Participant means any employee of the Company, any Director, any Consultant, or any Non-Director Organizer who satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

1.14. Plan means the First Capital Bank 2000 Stock Option Plan.

1.15. Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

1.16. Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. A Participant shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and an individual shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining key employees and Directors, and rewarding other persons who have benefited the Company, by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“Incentive Stock Options”) and Options not so qualifying. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee and the vote of at least three members of the Committee shall be required to approve every action of the Committee. To the extent required by Rule 16b-3, all Options shall be granted by Members of the Committee who are “Non-Employee Directors,” as the term is defined in Rule 16b-3, or by the Board. Subject to the foregoing, the Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants to individuals who are not subject to the reporting requirements and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan. With respect to matters encompassed by any such delegation, references to the Board in this Plan include the Board and such delegate.

Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such manner as to comply with the requirements of Rule 16b-3, to the extent applicable.

ARTICLE IV

ELIGIBILITY

4.01. General. Any employee, Director, Consultant or Non-Director Organizer of the Company designated by the Committee is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company. Non-Employee Directors, Non-Director Organizers and Consultants shall not be eligible to receive a grant of an Incentive Stock Option under the Plan.

4.02. Grants. The Committee will designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant; provided, however, that any grant to a member of the Committee must be approved by the Board. All Options granted under this Plan shall be evidenced by Agreements, which shall be subject to the applicable provisions of this Plan and to such other provisions as the Board or Committee may adopt. No Participant may be granted Incentive Stock Options (under all incentive stock option plans of the Company) which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limitation shall not apply with respect to Options that are not Incentive Stock Options.

ARTICLE V

STOCK SUBJECT TO PLAN

Upon the exercise of any Option, the Company may deliver to the Participant shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 77,000 shares, subject to adjustment as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

ARTICLE VI

OPTION PRICE

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided that in the case of an Option that is an Incentive Stock Option, the price per share of Common Stock purchased on the exercise of the Option shall not be less than the Fair Market Value on the date the Option is granted and provided further that, in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted, the price per share shall not be less than 110% of such Fair Market Value.

ARTICLE VII

EXERCISE OF OPTIONS

7.01. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant; provided, however, that no Option that is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted; and provided, further, however, that in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Shareholder, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum periods.

7.02. Nontransferability. Each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03. Termination of Employment. The Committee shall set forth in the applicable Agreement when, and under what circumstances, an Option may be exercised after the termination of a Participant’s employment or period of service with the Company; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than death or disability, or (ii) one year from the Participant’s termination of employment on account of disability or death.

ARTICLE VIII

METHOD OF EXERCISE

8.01. Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board or the Committee shall determine and as may be set forth in the Agreement. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in a single sum, in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If shares of Common Stock are used to pay all or part of the Option price, any shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the date of exercise) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which the Option is being exercised.

8.03. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE IX

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock which may be issued pursuant to Options under this Plan shall be adjusted, and the terms of outstanding Options shall be adjusted, as the Committee shall determine to be equitably required in the event that the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in any other transaction that results in a change in the Company’s capital stock. Any determination made under this Article IX by the Committee shall be final and conclusive. The Committee shall make its determinations consistent with Rule 16b-3, if applicable, and the applicable provisions of the Code.

The Committee may grant Options in substitution for options or similar awards held by an individual who becomes an employee of the Company in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted grant of an Option shall be as the Committee, in its discretion, determines is equitably appropriate.

ARTICLE X

COMPLIANCE WITH LAW AND

APPROVAL OF REGULATORY BODIES

The term of this Plan and Options granted hereunder shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia. The Plan and Options are subject to all present and future provisions of the Code and, to the extent applicable, Rule 16b-3 and any rulings with respect thereto. If any provision of the Plan or an Option conflicts with any such Code provision or such rule and any related ruling, the Committee shall amend the Plan, or modify the Option, so as to eliminate the conflict.

No Option shall be exercisable, no share of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence shares of Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XI

GENERAL PROVISIONS

11.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or in any way affect any right and power of the Company to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

11.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. Disposition of Common Stock. A Participant shall notify the Committee of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

11.04. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.05. Employee Status, etc. For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the grant of any Option provides that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment or during employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

11.06. Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. Unless otherwise provided by the applicable Agreement, any such withholding tax obligation may be satisfied in cash or a cash equivalent acceptable to the Committee. If provided in an Agreement and in accordance with procedures established by the Committee, a Participant may surrender Common Stock in satisfaction of all or part of that tax withholding obligation.

ARTICLE XII

AMENDMENT

The Board may amend from time to time or terminate the Plan at any time; provided, however, that if the amendment materially (a) increases the aggregate number of shares of Common Stock that may be issued under this Plan (other than an adjustment authorized under Article IX), or (b) changes the class of individuals eligible to become Participants, or (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3 or the rules of any exchange on which the Common Stock is traded, it shall not become effective until such amendment is approved (at a duly held shareholders’ meeting at which a quorum is present) by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, or by unanimous written consent of the Company’s shareholders. No amendment shall, without a

Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Option.

ARTICLE XIII

DURATION OF PLAN

No Option may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by the Company’s shareholders as provided in Article XIV. Options granted before that date shall remain valid in accordance with their terms. No Plan termination before the Plan’s expiration under this Article XIII shall, without a Participant’s consent, adversely affect Options granted before such termination.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

Options may be granted under this Plan upon its adoption by the Board, provided that no Option will be exercisable unless this Plan is approved, within twelve months of such adoption, by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting or by the unanimous written consent of the Company’s shareholders.

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